THIS TENANCY AGREEMENT is made the 5th day of July Two Thousand and Twenty One

BETWEEN

(1) EASE GAIN DEVELOPMENT LIMITED (怡啟發展有限公司) whose registered office is situate at 20th Floor, Nan Fung Tower, 88 Connaught Road C & 173 Des Voeux Road C, Central, Hong Kong ("the Landlord") of the one part; and

(2) GIRAFFE CAPITAL LIMITED (智富融資有限公司) (Company No.2396447) (B.R. No.66357324-000) whose registered office is situate at 3rd Floor, 8 Wyndham Street, Central, Hong Kong ("the Tenant") of the other part.

WHEREBY IT IS AGREED by and between the Landlord and the Tenant as follows :-

1. INTERPRETATION

In this Agreement, unless the context requires otherwise :-

1.1 "the Landlord" shall include the Landlord's assigns and successors and the person for the time being entitled to the reversion immediately expectant on the term hereby created.

1.2 "the Tenant" shall include the party or parties specifically named as such in this Tenancy Agreement and where such party is an individual shall not include the executors and administrators of any such party or where such party is a corporation shall not include its successors in title or any liquidators thereof.

1.3 Where the Tenant comprises two or more persons such expression shall include all or either of any such persons and all covenants, undertakings and agreements expressed or implied to be made by or with any of them shall be deemed to be made by any such persons jointly and severally.

1.4 "Land" shall mean all those pieces or parcels of ground respectively registered in the Land Registry as Inland Lot No.2099, Inland Lot No.2100, Inland Lot No.2101, The Remaining Portion of Inland Lot No.2102, The Remaining Portion of Inland Lot No.2103, The Remaining Portion of Inland Lot No.2104 and The Remaining Portion of Inland Lot No.2105.

1.5 "Building" shall mean the multi-storeyed office building now known as "8 WYNDHAM STREET (雲咸街 8 號)" and erected on the Land.

1.6 "Premises" shall mean and include every part of the area more particularly described in the First Schedule hereto as the same is for the purposes of identification shown coloured pink on the plan annexed hereto.

1.7 "Deed of Mutual Covenant" shall mean any Deed of Mutual Covenant and Sub-Deed(s) of Mutual Covenant in respect of the Land and the Building.

1.8 "Common Areas and Facilities" shall mean any pedestrian ways, common entrances, passages, lobbies, staircases, landings, lifts, roads, forecourts, loading bays, toilet facilities,(save and except those designated for the exclusive use by the Tenant or its employees, agent, customer, invitee or licensee) and any other areas of the Land and the Building from time to time designated by all the owners of the Building pursuant to the provisions of the Deed of Mutual Covenant for common use by the tenants and occupiers of the Land and the Building.

STAMP DUTY PAID HONG KONG 00005.00

HONG KONG STAMP DUTY 12.7.21

DUPLICATE or COUNTERPART Original Stamped with $ 10224

1.9 "Manager" shall mean such manager from time to time to manage the Building.

1.10 "Prescribed Rate" shall mean 1.25% per month.

1.11 "Services" shall mean provision of management services to or in respect of the Premises by the Manager.

1.12 "Management Charges" shall mean the sum more particularly referred to in Part II of the Third Schedule as may from time to time be varied or increased by the Landlord and/or the Manager pursuant to the provisions of this Agreement for the provision of the Services by the Manager.

1.13 "Deposits" shall mean collectively the total sums more particularly referred to in Part III of the Third Schedule as may from time to time be varied or increased by the Landlord pursuant to the provisions of this Agreement.

1.14 "Service Hours" shall mean 08:00 to 19:00 hours from Monday to Friday and 08:00 to 14:00 hours on Saturday excluding Sunday and all public holidays and those days when typhoon signal number 8 or above or Black Rainstorm Warning is hoisted provided that the Landlord and/or the Manager may from time to time vary or extend such hours.

1.15 "Landlord's Fixtures and Fittings" shall mean the fixtures and fittings of the Landlord more particularly referred to in the Fifth Schedule.

1.16 "Term Commencement Date" shall mean the date more particularly referred to in Part II of the Second Schedule.

1.17 "Rent Commencement Date" shall mean the date more particularly referred to in Part III of the Second Schedule.

1.18 "Approved Contractor" shall mean a contractor which is on the Landlord's list of approved contractors whose competency and skills have been proved to the satisfaction of the Landlord or the Manager in the light of the standards, requirements and criteria set out by the relevant government departments and/or authorities and/or industries.

1.19 Words importing the masculine or feminine or neuter gender shall include the other of them and words importing the singular number shall include the plural and vice versa.

1.20 Clause Headings are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

1.21 Schedules and Annexures to this Agreement shall form an integral part of this Agreement and shall be construed accordingly.

1.22 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People's Republic of China and both parties hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of Hong Kong Special Administrative Region of the People's Republic of China.

2. <u>AGREEMENT TO LET</u>

2.1 The Landlord shall let and the Tenant shall take the Premises in a bare shell condition with the Landlord's Fixtures and Fittings TOGETHER with the

use in common with the Landlord and all others having the like right of the Common Areas and Facilities in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord or the Manager may from time to time in the reasonable discretion of the Landlord or the Manager (as the case may be) restrict such use for the term specified in Part I of the Second Schedule ("the Term") determinable as hereinafter provided together with an option for renewal subject to the terms and conditions set out in the Sixth Schedule hereto YIELDING AND PAYING the following rents and management charges without any deduction or set-off whatsoever the rent specified in Part I of the Third Schedule ("the Rent") in advance on the first day of each month and the first of payments to be made on the execution of this Agreement and where necessary, the first and last payments shall be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due.

3. MANAGEMENT CHARGES

3.1 The Tenant shall pay to the Landlord, by way of further or additional payments, the Management Charges monthly in advance without any deduction or set-off whatsoever on the first day of each and every calendar month throughout the Term.

3.2 The Management Charges shall be subject to increase at any time and from time to time during the continuance of the Term by the Landlord and/or the Manager giving to the Tenant not less than thirty (30) days' notice in writing of such increase provided that the Tenant shall not be liable to pay or contribute towards the costs of maintenance or repairs of the roof, foundations structure or exterior of the building or any expenses of a capital nature or non-recurring nature. Upon the expiration of the said notice hereinbefore in this Clause 3.2 referred to, the Management Charges shall be increased pursuant to this clause by an amount equal to the amount specified in the said notice. The Tenant shall pay to the Landlord the increased Management Charges in accordance with the provisions of Clause 3.1 hereof.

3.3 The Tenant shall pay to the Landlord any reasonable additional charges for the provision of any of the Services outside the Service Hours ("Additional Services") forthwith upon receipt of any demand note therefor from the Landlord. The amount of the additional charges for the Additional Services shall from time to time be determined by the Landlord in the reasonable discretion of the Landlord.

3.4 The Tenant shall pay to the Landlord any charges for the provision of additional air-conditioning outside the Service Hours at such rate (including the imposition of a minimum charge) as shall from time to time be determined by the Landlord in the reasonable discretion of the Landlord.

4. RENT AND OTHER CHARGES

4.1 The Tenant agrees with the Landlord as follows, namely :-

4.1.1 The Tenant shall pay to the Landlord (by autopay or in cash if the Landlord shall so require) the Rent and the Management Charges as additional rents in advance without any deduction or set-off on the first day of each and every calendar month throughout the Term (subject to the Rent-free period (if any) set out in Part IV of the Second Schedule).

4.1.2 If the day on which the Rent, Management Charges or any other sums payable in respect of the Premises fall due under this Agreement is a public holiday, the Tenant shall pay the relevant payment of Rent, Management Charges or any other sums payable in respect of the Premises on the preceding business day.

4.1.3 The Tenant shall pay the Rent and other payments required to be made hereunder to the Landlord through the Landlord's designated banker's auto-pay system, or in banknotes or in any manners as the Landlord may from time to time stipulate and if any payment is, pursuant to the provisions of this Agreement, made by the Tenant by cheque, such cheque shall reach the office of the Landlord or the Manager before 15:30 from Monday to Friday and before 11:30 on Saturday; otherwise, the payment shall and shall be deemed to have been made by the Tenant on the next following day which is not a Sunday or a public holiday.

4.1.4 The Tenant shall pay on demand as additional rent all rates, government rents, taxes (including but not limited to value added taxed and duties), duties, charges, assessments, impositions and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier thereof by the Government of Hong Kong Special Administrative Region or other governmental or competent authority (Property Tax and any payment of a capital nature alone excepted). Without prejudice to the generality of this Clause 4.1.4, the Tenant shall pay all rates and government rents imposed on the Premises quarterly in advance on the first day of the months of January, April, July and October to the Landlord who shall then settle the same with the Government of Hong Kong Special Administrative Region. In the event of the Premises not yet having been assigned to rates, the Tenant shall pay to the Landlord a monthly sum equivalent to five percent (5%) of the Rent on account of the Tenant's liability pursuant to the provisions of this Clause 4.1.4 subject to final adjustment on actual rating assessment being received from the Government of Hong Kong Special Administrative Region.

4.1.5 The Tenant shall pay all deposits and charges in respect of electricity, gas, water and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of consumption by the Tenant upon the Premises by the Landlord or such other person or persons as the Landlord may from time to time by notice in writing to the

Tenant nominate in respect of all such utilities consumed on or in the Premises.

4.1.6 The Tenant shall pay as additional rent, in addition to the Management Charges, all running, operating, maintenance, cleaning, and repair costs associated with the use of fan coil units or other air handling plant or split typed air-conditioners installed at the Premises including but not limited to that mentioned herein.

5. DEPOSITS

5.1 The Tenant shall forthwith upon the signing of this Agreement and at such other times (if any) during the Term or any renewed term thereof deposit with the Landlord the Deposits to secure the due observance and performance by the Tenant of the covenants, agreements, stipulations, terms and conditions in this Agreement contained and on the part of the Tenant to be observed and performed which said Deposits shall, subject to the provisions of this Agreement, be held by the Landlord throughout the Term (without prejudice to and subject to the Landlord's right to forfeit the Deposits and the Landlord's right of re-entry under Clause 8.1 hereof) free of any interest to the Tenant with the right for the Landlord (who shall not be obliged to and without prejudice to any other rights or remedies of the Landlord which rights and remedies are hereby reserved) to deduct therefrom the amount of any Rent, Management Charges, rates, government rents and other charges payable pursuant to the provisions of this Agreement and any costs, expenses, losses or damages sustained by the Landlord as the result of any breach, non-observance and non-performance by the Tenant of any of the said covenants, agreements, stipulations, terms and conditions. In the event of any deduction being made by the Landlord from the Deposits in accordance with the provisions of this Agreement during the Term, the Tenant shall (without prejudice to the other rights and remedies of the Landlord which rights and remedies are hereby reserved) forthwith on demand pay to the Landlord a sum or sums equal to the amount so deducted and any failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement pursuant to the provisions of this Agreement. The Tenant hereby agrees and confirms that out of the existing deposit in the sum of HK$1,077,955.00 paid by the Tenant to the Landlord under the Tenancy Agreement dated 4th October 2018 in respect of the Premises made between the parties hereto ("the Existing Tenancy Agreement") a sum of HK$818,616.00 shall be transferred by the Landlord and applied herein to form the Deposits payable by the Tenant under this Agreement upon the commencement of the term hereby created subject to the Landlord's right to deduct any outstanding payment in accordance with the Existing Tenancy Agreement and the balance of the existing deposit (if any) shall be refunded to the Tenant in the manner as stipulated in the Existing Tenancy Agreement.

5.2 Subject as aforesaid, the Deposits shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or

sooner determination of this Agreement and delivery up of the possession to the Landlord of the Premises together with the Landlord's Fixtures and Fittings in good, clean, tenantable, substantial and proper repair and condition (fair wear and tear and damage due to latent, inherent, structural and any cause provided for in Clause 11.1 of this Agreement always excepted) pursuant to the provisions of this Agreement and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent, Management Charges, rates, government rents and other charges payable pursuant to the provisions of this Agreement and for any breach, non-observance or non-performance of any of the covenants, agreements, stipulations, terms and conditions in this Agreement contained and on the part of the Tenant to be observed or performed whichever is the later.

5.3 In the event that the Premises and/or this Agreement shall be assigned by the Landlord to any person(s) (which the Tenant hereby acknowledges the Landlord shall be entitled so to do), the Landlord shall be entitled (incidental to such assignment) to transfer directly the Deposits or the balance thereof after making any deduction in the manner aforesaid (whether with or without the consent of the Tenant) to such assignee(s) provided that such assignee(s) shall undertake in writing to refund the Deposits or the balance thereof in accordance with the provisions of this Agreement and the Tenant shall at the request of the Landlord enter into, sign and execute such agreements, deeds or documents in such form and substance to the satisfaction of the Landlord so as to release the Landlord from its obligation to refund to the Tenant the Deposits or the balance thereof and to give effect to the transfer pursuant to this Clause 5.3.

6. TENANT'S OBLIGATIONS

6.1 The Tenant agrees with the Landlord as follows, namely :-

6.1.1 To keep all parts of the Premises (which the Tenant hereby acknowledges to have been handed over by the Landlord at the commencement of this tenancy in good repair and condition) including the flooring and interior plaster or other finishing material or rendering to walls, all floors, all ceilings and windows and the Landlord's Fixtures and Fittings and all additions thereto (whether of the Landlord or the Tenant) in good, clean, tenantable, substantial and proper repair and condition and properly preserved and painted as appropriate or as and when required by the Landlord or as and when required by the relevant government authorities and so to maintain and repair the same at the sole expense of the Tenant (fair wear and tear and damage due to latent, inherent or structural defect or any cause provided for in Clause 11.1 of this Agreement always excepted), and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

6.1.2 To employ at the sole expense of the Tenant an Approved Contractor for carrying out all fitting out works to the Premises in accordance with such plans and specifications as shall, pursuant to the provisions of the Fourth Schedule, having been first submitted to and approved in writing by the Landlord or the Manager in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class office building and so to maintain the same in good, clean, tenantable, substantial and proper repair and condition (fair wear and tear and damage due to latent, inherent or structural defect of any cause provided for in Clause 11.1 of this Agreement always excepted) and properly preserved and painted as appropriate or as and when required by the Landlord or the Manager or as and when required by the relevant government authorities. It shall be a condition precedent to the granting of such approval that the Tenant shall pay to the Landlord and the Manager the fees, costs and expenses reasonably incurred by the Landlord and/or the Manager in accordance with the provisions of the Fourth Schedule which provisions the Tenant hereby covenants to comply with in full.

6.1.3 To employ at the sole expense of the Tenant an Approved Contractor for the disposal of garbage and refuse and to ensure that all wet garbage and refuse will be contained and put in plastic bags/containers specified by the Landlord or the Manager in such manner that the wet garbage and refuse will not be exposed to the air and to dispose of the same by arrangement with the Landlord or the Manager.

6.1.4 To employ at the sole expense of the Tenant an Approved Contractor for the cleaning of the interior of the Premises and to cause such cleaning services to be carried out only between the hours and on the days and in such manner as may from time to time be approved by the Landlord or the Manager.

6.1.5 To pay the Landlord forthwith on demand the reasonable cost of affixing, repairing or replacing as the case may be the Tenant's name in lettering to the directory board at the entrance to the Building and to the directory board on the floor on which the Premises are situated.

6.1.6 To load and unload goods and merchandise only at such time and through such service entrances and by such service lifts as the Landlord or the Manager may from time to time designate for this purpose.

6.1.7 To make arrangements with the relevant utility companies with regard to the installation of telephones in the Premises provided that the installation of telephone lines outside the Premises must be in accordance with the directions and regulations from time to time reasonably stipulated by the Landlord or the Manager.

6.1.8 To repair and make good all defects and wants of repair (including but not limited to defects and wants of repair to the Premises and the Landlord's Fixtures and Fittings) for which the Tenant may be liable pursuant to the provisions of this Agreement forthwith upon the Tenant becoming aware of the defects or wants of repair and within a period of fourteen (14) days from the receipt of written notice from the Landlord to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforesaid, the Landlord shall be entitled to enter upon the Premises and execute the same and all the costs and expenses thereof shall be recoverable by the Landlord as a debt due from the Tenant to the Landlord.

6.1.9 To comply with the requirements and regulations of the supply authority with regard to the electrical wiring installations and equipment in the Premises (as the case may be) under the terms of any Electricity Supply Ordinance for the time being in force or any regulations made thereunder, and not to overload them and to repair or replace, by appointing an Approved Contractor for that purpose, any electrical wiring installations and equipment within the Premises or the wiring from the Tenant's meter to the Premises if the same becomes dangerous or unsafe or if reasonably so required by the Landlord or by the relevant supply authority.

6.1.10 To observe and comply with all rules and regulations reasonably made by the Landlord or the Manager pursuant to the provisions of the Deed of Mutual Covenant and such other rules and regulations as may from time to time be reasonably made or adopted by the Landlord or the Manager in connection with the use and/or occupation of the Building. If such rules and regulations conflict with the terms of this Agreement, the latter shall prevail to the extent of that conflict.

6.1.11 To obey and comply with and to fully indemnify and keep indemnified the Landlord against the breach of the Government Lease under which the Landlord holds the Premises, the Deed of Mutual Covenant, any ordinances, regulations, bye-laws, rules and requirements of any governmental or other competent authority relating to or connected with the use and occupation of the Premises or relating to or connected with any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant and, without prejudice to the foregoing, to obtain any and all licences, approvals and permits required by any governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of the Term and to fully indemnify

and keep indemnified the Landlord against the consequences of a breach of this Clause 6.1.11.

6.1.12 To give prompt notice to the Landlord and the Manager of any damage that may be suffered to the Premises or the Landlord's Fixtures and Fittings and of any accident or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within the Premises and to inform the Landlord forthwith of any notice received by the Tenant from any governmental or competent authority in connection with the Premises.

6.1.13 To pay on demand to the Landlord the reasonable cost incurred by the Landlord in cleansing and clearing any drain, pipe, sanitary or plumbing apparatus chocked or stopped up owing to the careless or improper use or neglect by the Tenant or the Tenant's employee, agent, customer, invitee or licensee.

6.1.14 To pay to or reimburse the Landlord with the cost of replacing all broken and damaged window or glass of or affixed to the Premises (or otherwise if used exclusively by the Tenant and/or any employee, agent, customer, invitee or licensee of the Tenant) broken or damaged by the negligence of the Tenant always provided that the Tenant undertakes no liability or obligation pursuant to this subclause in respect of any curtain wall or other exterior glass affixed to the Premises unless damaged by the negligence of the Tenant.

6.1.15 To be wholly responsible for any injury or damage caused to any person whomsoever or property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior parts of the Premises or of the Landlord's Fixtures and Fittings or any of the furniture, fixture and fittings for which the Tenant is responsible pursuant to the provisions of this Agreement or in any way owing to the spread of fire or smoke or the overflow of water originating from the Premises or any part thereof or through the act default neglect or omission of the Tenant or the Tenant's employee, agent, customer, invitee or licensee and to make good the same by payment or otherwise and to fully indemnify and keep indemnified the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this Clause 6.1.15.

6.1.16 Insofar as the same is part of the interior of the Premises to keep in good, clean, tenantable, substantial and proper repair and condition all drains, soil and other pipes, cables, wires, ducts, mains and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to or form part of or solely serve the Premises and to fully indemnify and keep indemnified the Landlord against all costs, claims, demands, actions, liabilities and

legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this Clause 6.1.16.

6.1.17 To pay to or reimburse the Landlord with the cost of any damage caused to any of the Common Areas and Facilities of the Building caused by the Tenant or the Tenant's employee, agent, customer, invitee or licensee or any other person claiming through or under the Tenant.

6.1.18 To take all reasonable necessary precautions to protect the interior of the Premises from damage by storm, gale, typhoon or other natural causes of the like nature.

6.1.19 At all times during the continuance of the Term to insure with an insurance company in Hong Kong as approved by the Landlord against fire and claims by third parties in respect of the damage or loss caused by or arising out of the Tenant's business or howsoever in connection with the Tenant's use and occupation of the Premises to such cover as may be designated by the Landlord, and to pay all premium therefor and forthwith on demand by the Landlord or the Manager to produce or (if so required) deliver up to the Landlord or the Manager (as the case may be) every such policy of insurance and the receipt for the last payment of premium. If the Tenant shall fail to pay the premium within fourteen (14) days after the same has become due and payable, the Landlord is entitled to pay the premium to the insurance company direct and the Tenant shall forthwith upon demand reimburse the Landlord with the amount so paid.

6.1.20 To fully indemnify and keep indemnified the Landlord from and against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any of the tenants and/or occupiers of any other parts of the Building and by any third party in respect of any act or liabilities caused by or arising out of any act, default, neglect or omission (irrespective of whether wilful or not) of the Tenant or any employee, agent, customer, invitee, or licensee of the Tenant or any workman, servant or person who are suffered or permitted by the Tenant to be in the Premises and/or the Building or any part thereof.

6.1.21 To conduct the Tenant's business so as not to prejudice the goodwill and reputation of the Building as a first class office building and to keep the Premises open for business at all reasonable times of the year save public holidays during the Service Hours and without prejudice to the generality of the foregoing any suspension of the Tenant's business for a period of more than twenty-one (21) days without the prior consent of the Landlord which shall not be unreasonably withheld shall constitute a material breach of this Clause 6.1.21 entitling the Landlord to determine this Agreement and to re-enter upon the Premises.

6.1.22 At the expiration or sooner determination of this Agreement, to deliver up the Premises in a bare shell condition together with the Landlord's Fixtures and Fittings in good, clean, tenantable, substantial and proper repair and condition and properly preserved and painted as appropriate or as and when required by the Landlord pursuant to the provisions of this Agreement (fair wear and tear and damage due to latent, inherent, structural defect and due to any such cause as is identified in Clause 11.1 of this Agreement always excepted), and if so required by the Landlord, together with any additional erections, alterations or improvements which the Tenant may with the consent of the Landlord have made upon or in the Premises without payment of any compensation for such additional erections, alterations or improvements Provided that where the Tenant has made any alterations or installed any fixtures or additions to the Premises whether made with or without the Landlord's consent the Landlord may in the sole and absolute discretion of the Landlord require the Tenant, at the sole expense of the Tenant, to reinstate, remove or do away with such alterations, fixtures or additions or any part or portion thereof and make good and repaid in a good, proper and workmanlike manner any damage to the Premises and the Landlord's Fixtures and Fittings as a result thereof before delivering up the Premises to the Landlord Provided further that should the Tenant fail to remove or do away with any alterations, fixtures or additions and to reinstate the Premises as required by the Landlord as aforesaid or leave behind in the Premises any chattels, articles and effects, the Landlord shall, without prejudice to the other rights and remedies available to the Landlord, be entitled in the sole and absolute discretion of the Landlord, to remove or do away with the said alterations, fixtures or additions and to reinstate the Premises at the sole expense of the Tenant and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action and the Landlord shall also be entitled in the sole and absolute discretion of the Landlord, to sell, remove, throw away or otherwise dispose of the said chattels, articles and effects left at the Premises and not removed or done away with on the expiration or sooner determination of this Agreement and any proceeds from sale shall be used to cover removal costs, administrative charges for organizing the sale, any outstanding sum payable by the Tenant pursuant to the provisions of this Agreement and any loss or damage suffered by the Landlord and only if any balance is left shall the Landlord pay the same to the Tenant and the Landlord shall not be required to account to the Tenant for any loss or damage to the said chattels, articles and effects or any loss suffered as a result of the sale or disposal thereof and the Tenant shall fully indemnify and keep indemnified the Landlord for any cost,

expense, loss or damage suffered as a result of or in connection with a breach of this Clause 6.1.22 by the Tenant.

6.1.23 To permit the Landlord and the Manager whether with or without workmen or others and with or without appliances at all reasonable times by prior appointment to enter upon the Premises to view the condition thereof and to take inventories of the Landlord's Fixtures and Fittings and of any dilapidations found therein.

6.1.24 To permit the Landlord and the Manager whether with or without workmen or others and with or without appliances at all reasonable times upon reasonable notice (except in emergency and by force if necessary) to enter in and upon the Premises for security or fire fighting purposes or in order to carry out repairs, alterations or additions to or maintenance or renewal of the Building and the Landlord's Fixtures and Fittings. In exercising such rights under this Clause 6.1.24, the Landlord shall not be liable nor responsible for any loss or damage suffered to the interior of the Premises and/or any of the assets or property of the Tenant and/or third parties therein.

6.1.25 To ensure the proper maintenance of the air cooling or conditioning system of the Building, the Tenant shall carry out cleaning works at the interval of not less than once per year from the Term Commencement Date or at such times as the Landlord or the Manager shall at its discretion deem to be necessary, to all fan coil units or other air handling plant or split typed air-conditioners installed at the Premises by an Approved Contractor.

6.1.26 To be liable for any act, default, neglect or omission of the Tenant's employee, agent, customer, invitee or licencee as if it were the act, default, neglect or omission of the Tenant and to fully indemnify and keep indemnified the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any third party in respect of any breach of this Clause 6.1.26.

6.1.27 If the Tenant shall require air-conditioning outside the Service Hours, the Tenant shall give reasonable prior notice to the Manager, pay to the Landlord any charges for the provision of additional air-conditioning at such rate (including the imposition of a minimum charge) as shall from time to time be determined by the Landlord in the reasonable discretion of the Landlord and observe and perform such terms and conditions as the Landlord or the Manager may from time to time impose for the provision of additional air-conditioning.

7. <u>RESTRICTIONS AND PROHIBITIONS</u>

7.1 The Tenant agrees with the Landlord as follows, namely :-

7.1.1 Not to use the Premises for any purpose other than as stated in Part V of the Second Schedule hereto. The Landlord does not represent or warrant that the Premises are suitable for the use or purposes aforesaid and the Tenant shall satisfy himself or shall be deemed to have satisfied himself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that he will at its own expense apply for any requisite licence or licences permit or permits from all Government or public authorities in respect of the carrying on the Tenant's business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the Premises AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

7.1.2 Not to commence any fitting out works unless and until all necessary approvals, licences or permits thereto have been obtained by the Tenant from the relevant governmental or competent authority and if the Tenant shall for any reason commence any such works before it has obtained the necessary approvals, licences or permits from the relevant governmental or competent authority the Tenant shall be solely responsible for the consequences of such unauthorized works and shall fully indemnify and keep indemnified the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this Clause 7.1.2.

7.1.3 Not to vary or cause, permit or suffer to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval in writing of the Landlord or the Manager which shall not be unreasonably withheld.

7.1.4 Not to cut, maim or injure or cause, permit or suffer to be cut, maimed or injured any doors, windows, walls, beams, structural members or any other part of the Premises or of the Building.

7.1.5 Not to make or cause, permit or suffer to be made any alterations in or additions to the Common Areas and Facilities or to the electrical wiring and other installations or the Landlord's Fixtures and Fittings.

7.1.6 Not to overload the Premises, the Building or the lifts serving the Building, nor overload or cause an obstruction or damage to the Common Areas and Facilities.

7.1.7 Not to use or cause, permit or suffer to be used the Premises or any part thereof for the storage of goods or merchandise other than in normal quantities consistent with the nature of the Tenant's business and the proper use and occupation of the Premises nor to

place safes or other heavy equipment or materials except in such locations and by means of such installations as the Landlord or the Manager shall have first approved in writing.

7.1.8 Not to exhibit, display, erect, put up or affix within or on the exterior of the Premises or to or through any windows thereof or in any of the Common Areas and Facilities of the Building any advertising sign, signboard, notice, decoration placard or neon light of any kind or other thing whatsoever whether illuminated or not which may be visible from outside the Premises unless the size and design are first approved in writing by the Landlord which shall not be unreasonably withheld provide the same does not extend beyond the exterior boundary of the Premises. The Tenant shall not display any name-plate or signboard other than that of the Tenant only at the entrance to the Premises, the size and position of such name-plate or signboard shall be subject to the approval of the Landlord and any approval to be granted shall be subject to such conditions as the Landlord may think fit and the Landlord shall have right to remove at the sole cost and expenses of the Tenant any signboard, sign, decoration or thing which shall be affixed, put up, exhibited or displayed without the prior approval of the Landlord.

7.1.9 Not to install additional locks, bolts or other security devices in doors from time to time of and/or in the Premises without the prior written consent of the Landlord or the Manager which shall not be unreasonably withheld or in any way to cut or alter the same, and the Tenant shall, upon demand by the Landlord or the Manager, supply the Landlord with keys to all doors of and/or in the Premises and disclose all other means of entry to the Premises.

7.1.10 Not to cause, permit or suffer any breach, non-observance or non-performance of the negative and restrictive provisions of the Government Lease or Conditions under which the Landlord holds the Premises, the Deed of Mutual Covenant and all rules and regulations in respect of the Building, and to fully indemnify and keep indemnified the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any third party in respect of any breach of this Clause 7.1.10.

7.1.11 Not to use or cause, permit or suffer to be used any part of the Premises for gambling or for any illegal, immoral or improper purposes or in any way so as to cause nuisance, annoyance, inconvenience, damage or danger to the Landlord or to any of the tenants or occupiers of adjacent or neighbouring premises.

7.1.12 Not to bring into, keep, store or use or cause, permit or suffer to be brought into, kept stored or used in the Premises or the Building or any part thereof anything (including but not limited to arms or ammunition as defined in the Firearms and Ammunition Ordinance

(Cap.238)) which is or may become dangerous nor carry on a hazardous trade or other act which might cause the insurance of the Building to be vitiated or the premium to be increased.

7.1.13 Not to make, produce or cause, permit or suffer to be made or produced any sound or noise (including but not limited to music or sound produced by broadcasting from telephone, television, radio and any apparatus, equipment or instrument capable of creating, producing or reproducing music or sound) or vibration or smoke or offensive odour or other acts or things in or on the Premises which is/are or may be a nuisance or annoyance to the Landlord or to the tenants or occupiers of adjacent or neighbouring premises.

7.1.14 Not to place or leave in the Common Areas and Facilities any boxes, furniture, chattels, refuse or rubbish or otherwise encumber the same. Without prejudice to any other remedies which the Landlord may have pursuant to the provisions of this Agreement or otherwise the Landlord and/or the Manager and/or their respective employees, agents and/or contractors may without any prior notice to the Tenant remove any obstruction the Tenant may have caused to the Common Areas and Facilities and dispose of the same as they may think fit at the sole costs and expenses of the Tenant and without incurring any liability therefor.

7.1.15 Not to keep or cause, permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord or the Manager to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin and for the better observance and performance of this Clause 7.1.15, the Landlord or the Manager may require the Tenant to employ at the sole costs and expenses of the Tenant an Approved Contractor and at such intervals as the Landlord or the Manager may direct.

7.1.16 Not to transfer, assign, underlet, license, share or otherwise part with the possession of the Premises or any part thereof whether by way of sub-letting, lending, sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof for all or any part of the Term and irrespective of whether any rental or other consideration is given for such use or possession and in the event of any purported transfer, assignment, underletting, licensing, sharing or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to terminate this Agreement and the Tenant shall forthwith thereupon deliver up possession of the Premises to the Landlord pursuant to the provisions of this Agreement without prejudice however to the Landlord's rights in respect of any antecedent breach by the Tenant of any of the covenants, agreements, stipulations, terms and conditions contained in this Agreement. The tenancy created by

and pursuant to this Agreement shall be personal to the Tenant named in this Agreement and, without in any way limiting the generality of the foregoing, the following acts and events shall be deemed to be breaches of this Clause 7.1.16 :-

7.1.16.1 in the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of any existing partner or otherwise;

7.1.16.2 in the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kins, trustee or committee of any such individual;

7.1.16.3 in the case of a corporation, any takeover, reconstruction, amalgamation, merger or voluntary liquidation or change in the person or persons who own a majority of its voting shares or who otherwise has or have effective control thereof, except where the Tenant is a public company whose shares are quoted on any established stock exchange or over-the-counter market in Hong Kong or elsewhere; and/or

7.1.16.4 the giving by the Tenant of a power of attorney or similar authority whereby the donee of the power of attorney obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

7.1.17 Not to tout or solicit for business or to permit any touting or soliciting for business or the distributing of pamphlets, notices or advertising matter outside the Premises or anywhere within the Building.

7.1.18 Not to cause, permit or suffer any person or persons to remain in the Premises or the Building overnight without the Landlord's prior permission in writing, which permission may be given or withheld in the sole and absolute discretion of the Landlord.

7.1.19 Not to do or cause, permit or suffer to be done any act or thing whereby the policy or policies of insurance on the Building or any part thereof against damage by fire or other perils or against claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and, (if so required by the Landlord or the Manager) to repay to the Landlord or the Manager on demand all sums paid by the Landlord or the Manager by way of increased premium thereon and all expenses incurred by the Landlord and the Manager in and about

any renewal of such policy or policies rendered necessary by a breach of this Clause 7.1.19.

8. TENANT'S DEFAULT

8.1 It is hereby expressly agreed and declared as follows, namely :-

8.1.1 If the Rent and/or the Management Charges and/or any sum(s) payable pursuant to the provisions of this Agreement or any part thereof shall be in arrear at any time after seven (7) days of its due date (whether formally demanded or not) or if there shall be any other breach, non-observance or non-performance of any of the covenants, agreements, stipulations, terms and conditions in this Agreement contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods or effects, then and in any such case or event it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the Deposits shall be absolutely forfeited to the Landlord but without prejudice to the Landlord's right of action in respect of any outstanding breach of non-observance or non-performance by the Tenant of any of the covenants, agreements, stipulations, terms and conditions contained in this Agreement. A written notice served by the Landlord on the Tenant or left at the Premises to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord. All costs and expenses incurred by the Landlord in demanding payment of the Rent and/or Management Charges and/or other sum(s) payable pursuant to the provisions of this Agreement shall be paid by the Tenant and recoverable from the Tenant as a debt.

8.1.2 Notwithstanding anything in this Agreement contained, the Tenant shall further pay to the Landlord on demand (as additional rent) interest on any sum(s) payable pursuant to the provisions of this Agreement at the Prescribed Rate from the due date until full payment (both before and after any judgment) provided that the demand and/or receipt by the Landlord of interest in accordance with this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable pursuant to the provisions of this Agreement or otherwise and shall be without prejudice to and shall not affect the right of the Landlord to claim against the Tenant all costs and expenses incurred by the Landlord

in exercising such other rights or remedies (including the right of re-entry).

8.1.3 The acceptance of any rent by the Landlord pursuant to the provisions of this Agreement shall not operate or be regarded by the Tenant as a waiver by the Landlord of any rights to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the covenants, agreements, stipulations, terms and conditions in this Agreement contained and on the part of the Tenant to be observed and performed.

8.1.4 No condoning, excusing or overlooking by the Landlord of any breach or non-observance or non-performance by the Tenant at any time of any of the covenants, agreements, stipulations, terms and conditions in this Agreement contained and on the part of the Tenant to be observed and performed shall operate or be regarded by the Tenant as a waiver of the Landlord's rights whether arising pursuant to the provisions of this Agreement or otherwise in respect of any continuing or subsequent breach, non-observance or non-performance or so as to defeat or affect in any way the rights and/or remedies of the Landlord whether arising pursuant to the provisions of this Agreement or otherwise in respect of any such continuing or subsequent breach, non-observance or non-performance and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be regarded as a waiver or release of any of the provisions of this Agreement nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future.

8.1.5 Without prejudice to any other remedies the Landlord may have, the Landlord may in the sole and absolute discretion of the Landlord in the event of any material breach or non-observance or non-performance by the Tenant of any of the provisions or obligations herein contained (and the Tenant hereby expressly authorizes the Landlord to) suspend or terminate any of the Services.

8.1.6 For the purpose of these presents any act, default, neglect or omission of any employee, agent, customer, invitee or licensee of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

8.1.7 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and of these presents the Rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

8.1.8 The Tenant shall pay all costs and expenses incurred by the Landlord in connection with the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance (Cap.219), notwithstanding that forfeiture is avoided otherwise than by relief granted by the Courts of Hong Kong Special Administrative Region.

9. <u>LANDLORD'S OBLIGATIONS</u>

9.1 The Landlord agrees with the Tenant, subject to the Tenant duly paying the Rent, Management Charges, government rates, government rents and other sums(s) payable in respect of the Premises on the days and in the manner herein provided for payment of the same and observing and performing the covenants, agreements, stipulations, terms and conditions herein contained, namely :-

9.1.1 To permit the Tenant to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord save and except during such times as provided in Clauses 6.1.8, 6.1.23, 6.1.24, 12.2 and 12.8.

9.1.2 To pay the Property Tax attributable to or payable in respect of the Premises.

9.1.3 To use its best endeavours to provide the Services or to procure the Manager to provide the Services (except in so far as the same are within the responsibility of the Tenant pursuant to the provisions of this Agreement) in a proper and efficient manner Provided that the Landlord shall not be liable for the breach of this Clause unless and until written notice of any defect or want of repair has been given to the Landlord and the Manager by the Tenant and the Landlord has failed to take reasonable steps to repair or remedy the same or to procure that the Manager repair or remedy the same.

9.1.4 Subject to the Tenant making such request to the Landlord and the Manager by giving such notice as the Landlord and the Manager may reasonably require, to use its reasonable endeavours to provide such of the Services or to procure the Manager to provide such of the Services requested by the Tenant during such period outside the Service Hours as may be reasonably practicable from time to time.

10. <u>EXCLUSION</u>

10.1 It is hereby expressly agreed by and between the Landlord and the Tenant and expressly declared by the Tenant that unless the same is caused by the Landlord's breach of its obligation contained in Clause 9.1 hereof, the Tenant shall not in any circumstances, hold the Landlord liable in respect of any injury, damage, loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person howsoever caused by or through or in any way owing to any act, omission, matter, event, thing or

cause whatsoever, including but without limiting the generality of the foregoing, the following :-

10.1.1 any interruption of any of the Services by reason of repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, act of God or by reason of mechanical, electrical or other defect or breakdown or unavoidable shortage of fuel, material, water or labour or any other cause whatsoever; or

10.1.2 the escape of fume, smoke, fire or any other substance or thing or the overflow or seepage of water from anywhere within the Building; or

10.1.3 the act, default, neglect or omission of the tenants and occupiers of any other parts of the Building and/or their employees, agents, customers, invitees and/or licensees; or

10.1.4 any defect in the supply of electricity or any surge, reduction, variation, interruption or termination in the supply of electrical power; or

10.1.5 any typhoon, landslide, subsidence of the ground, escape of fire, leakage of water or electric current from the water pipes or electric wiring cables or ducts situated in upon or in any way connected with the Building or any part thereof or the dropping or falling of any article, object or material whatsoever including cigarette ends, glass or tiles, the escape of water, fire or electricity or vibrations from any floor, office or premises forming part of the Building or in the neighbourhood; or

10.1.6 the defective or damaged condition of the Premises or the Landlord's Fixtures and Fittings or any part thereof.

11. <u>CESSER OF RENT</u>

11.1 In the event that the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become unfit for occupation not due to any act, default, neglect or omission of the Tenant but owing to fire, typhoon, flooding, defective construction, earthquake, subsidence of the ground, act of God, force majeure or any other cause beyond the control the Landlord and the policy or policies of insurance effected by the Landlord shall not have been vitiated in whole or in part or payment of policy moneys refused in whole or in part in consequence of any act, default, neglect or omission of the Tenant or if at any time during the Term the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building which is not attributable to the Tenant's act, default, neglect or omission then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or destruction or order made (the determination of which by the Landlord in the reasonable discretion of the Landlord shall be final and conclusive and be binding on the Tenant) shall after the expiration of then current month be

suspended until the Premises or the Building shall again be rendered fit for occupation PROVIDED that :-

11.1.1 should the Premises or the Building not have been repaired or reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and upon the expiration of such notice this Agreement shall absolutely determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the covenants, agreements, stipulations, terms and conditions in this Agreement contained or of the Landlord in respect of the Rent, Management Charges and/or other sum(s) payable pursuant to the provisions of this Agreement prior to the coming into effect of the suspension; or

11.1.2 should the Landlord consider it uneconomical to repair, rebuild or replace the Premises or the Building whether or not in the same form or if any governmental or competent authority shall refuse permission for or otherwise prevent any repair, rebuilding or replacement or if owners of other premises in the Building shall prevent repair, rebuilding or replacement of the Premises or the Building, the Tenant shall be entitled within one (1) month from the notification by the Landlord of its decision or such refusal or prevention (as the case may be) subject to there having been no breach of the Tenant's obligations pursuant to the provisions of this Agreement to terminate this Agreement by serving written notice on the Landlord but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the covenants, agreements, stipulations, terms and conditions in this Agreement contained.

12. <u>ADDITIONAL PROVISIONS</u>

12.1 This Agreement and the obligations of the Tenant to pay Rent, Management Charges and other sum(s) due pursuant to the provisions of this Agreement and to perform the Tenant's obligations pursuant to the provisions of this Agreement shall in no way be affected, impaired or excused by reason of the Landlord being unable to fulfil any of its obligations under this Agreement or to supply or to procure the supply of the Services or the Landlord being unable to make or the Landlord suffering delay in making any repairs, additions, alterations or decoration or the Landlord being unable to supply or the Landlord suffering delay in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike or for any cause beyond the Landlord's control or by reason of any order, rule or regulation then in force in the Hong Kong Special Administrative Region.

12.2 At all times during the continuance of the Term, the Tenant shall permit all persons having written authority from the Landlord or the Manager to

enter and view the Premises and every part thereof after giving reasonable prior notice in writing to the Tenant. The Landlord shall be at liberty, at all times during the continuance of the Term, to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall in the sole and absolute discretion of the Landlord determine.

12.3 Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post or left on the Premises, the registered office or the last known address of the Tenant. Any notice required to be served on the Landlord shall be sufficiently served if delivered to or despatched to the Landlord and the Manager by registered post or left at the registered office of the Landlord and the Manager. A notice sent by registered post shall be deemed to be given within forty eight (48) hours from the date of posting.

12.4 Each party shall bear its own legal costs of and incidental to the preparation, approval, and completion of this Agreement. The stamp duty and registration fee (if any) payable on this Agreement and its counterpart shall be borne by both parties in equal shares.

12.5 The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Agreement.

12.6 The Landlord hereby expressly reserves the right at any time in the sole and absolute discretion of the Landlord to change, alter, amend, vary, add to and re-locate the layout of the Building including but not limited to the entrance, lobby, staircases, landings, passages, corridors, toilets, lifts and escalators and to carry out works to effect such change, alteration, amendment, variation, addition and re-location Provided that the size of the Premises shall not be affected or reduced in any way. The Tenant shall not be entitled to object to the change, alteration, amendment, variation, addition, re-location or any works in connection therewith and shall have no right of action or claim for compensation whatsoever in connection with any matters arising from this Clause 12.6.

12.7 The Tenant hereby acknowledges and agrees with the Landlord that :-

12.7.1 The Landlord shall have the exclusive and unrestricted right and privilege to change, alter, substitute or abandon the name or any part of the name of the Building and to erect, display and affix such signage(s) bearing the name of the Building or other signage on any part of the Common Areas and Facilities and the right to assign, license or otherwise dispose of its right hereinbefore in this Clause 12.7.1 and in the Deed of Mutual Covenant referred to relating to the naming, renaming and/or change of name of the Building.

12.7.2 Any change, alteration, substitution or abandonment of the name or any part of the name of the Building shall not constitute an actual or constructive eviction of the Tenant by

the Landlord and shall not be construed as disturbance of the Tenant's right to quiet use and enjoyment of the Premises pursuant to the provisions of this Agreement.

12.7.3 The Landlord and its assigns, licensees or permitted users shall not be liable to the Tenant (whether directly or indirectly) as a result of any change, alteration, substitution or abandonment of the name or any part of the name of the Building.

12.7.4 The Landlord and its assigns, licensees or permitted users shall be entitled to exercise the rights and privileges referred to in Clause 12.7.1 relating to the change, alteration, substitution or abandonment of the name or any part of the name of the Building by exhibiting a notice in English and Chinese in a conspicuous space in the Building for a period of thirty (30) days.

12.8 Notwithstanding anything contained herein to the contrary, the Tenant understands and agrees that :-

12.8.1 repair, alteration and renovation works may be carried out in the Building or any part thereof (including but not limited to the main entrance, lift lobbies, landings, staircases, passages, corridors, external walls and/or other common areas and facilities thereof) by the Manager at any time during the Term;

12.8.2 scaffolding may be put up outside the Building and/or the Premises and drilling, hammering works and other noisy works may be done and certain parts of the Common Areas and Facilities may be temporarily closed or ceased to be available for use during the period when the repair, alteration or renovation works are carried out;

12.8.3 The Landlord shall not incur any liability to the Tenant who shall not have any claim against the Landlord for any remedies including but not limited to compensation or abatement or suspension of rent or early termination of the Term by reason of any inconvenience, disturbance, nuisance, annoyance, loss or damage that may be caused by or relating to any of the works stated in this Clause 12.8.

12.9 Notwithstanding anything contained herein to the contrary, if the Landlord shall wish to redevelop, renovate, refurbish, redesign, rebuild or reconstruct the Building or any part thereof whether wholly by demolition and rebuilding or otherwise or partially by renovation refurbishment or otherwise at any time during the term hereby granted, the Landlord shall have the right upon giving six (6) months' notice in writing to the Tenant to terminate this Agreement and this tenancy shall determine upon expiration of such notice but without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any antecedent claim or breach of any of the agreements stipulations terms and conditions herein

set out. The Tenant shall deliver vacant possession of the Premises to the Landlord upon expiration of the said notice and the Tenant shall not be entitled to claim any damages or compensation in respect of such early determination.

12.10 In the event that the Landlord wishes to assign, dispose of or otherwise part with the Premises or any part thereof to any person(s) (which the Tenant hereby acknowledges the Landlord shall be entitled so to do), the Landlord shall be at liberty to terminate this Agreement by giving to the Tenant not less than six (6) months' prior notice in writing expiring on the end of any calendar month during the Term. The Tenant shall deliver vacant possession of the Premises to the Landlord upon expiration of the said notice and the Tenant shall not be entitled to claim any damages or compensation in respect of such early determination.

12.11 Upon service of a notice of termination of this Agreement by either the Landlord or the Tenant on the other party pursuant to any provision contained herein, notwithstanding anything contained herein to the contrary, the Tenant's optional right hereunder, if any, shall extinguish and determine upon service of the said notice of termination (whether the same shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to claim against the Landlord for any damages or compensation or any relief against such early determination of optional rights but without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any antecedent claim or breach of any of the agreements stipulations terms and conditions herein set out.

12.12 It is agreed by the Landlord and Tenant that if, at any time during the term of the tenancy hereby created, the Landlord shall sell or otherwise assign the Premises to the new owner ("the Purchaser"), the Landlord and the Tenant shall sign, and the Landlord shall procure the Purchaser to sign a Memorandum (in triplicate) in the form annexed hereto whereupon the Tenant consents to the transfer of the Deposits (less any amount which may be deducted by the Landlord pursuant to the terms of this Agreement) by the Landlord to the Purchaser and release the Landlord from its obligation to refund to the Tenant the Deposits at the expiration or sooner determination of the said term of tenancy hereby created. In the event that for any reason the Memorandum is not signed, the Tenant hereby expressly agrees and authorizes the Landlord to transfer the Deposits (less any amount which may be deducted by the Landlord pursuant to the terms of this Agreement) to the Purchaser subject to the Landlord seeking an undertaking from the Purchaser that the Purchaser shall be responsible for the return of the Deposits to the Tenant in accordance with the terms of this Agreement.

12.13 This Agreement sets out the full agreement between the parties and supersedes any other commitments, agreements, representations, warranties or undertakings, written or verbal, that the parties may have had with respect to the Building or the Premises.

12.14 The parties hereto hereby agree to be bound by the special conditions contained in the Seventh Schedule hereto (if any).

12.15 It is expressly provided that the Contracts (Rights of Third Parties) Ordinance (Cap.623) shall not apply to this Agreement and nothing herein will create any rights under the said Ordinance.

THE FIRST SCHEDULE
PREMISES

All That 3rd Floor of the Building as shown on the plan annexed hereto for identification purpose.

THE SECOND SCHEDULE
PART I
TERM

THREE (3) YEARS from 16th November 2021 to 15th November 2024 (both days inclusive)

PART II
TERM COMMENCEMENT DATE

16th November 2021

PART III
RENT COMMENCEMENT DATE

16th December 2021

PART IV
RENT FREE PERIOD

Upon signing of this Agreement, the Landlord shall grant to the Tenant a Rent-free period of THIRTY (30) days from 16th November 2021 to 15th December 2021 (both days inclusive) PROVIDED THAT the Tenant shall be responsible for the payment of government rates, government rents, Management Charges and all other outgoings and expenses in relation to the Premises for the Rent-free Period and if the Tenant shall be in breach of or fail to observe or perform any provision of this Agreement including but not limited to the Tenant's wrongful termination of this tenancy in breach of this Agreement prior to expiration of the tenancy or if this tenancy shall be forfeited by the Landlord pursuant to the provisions of this Agreement, the Landlord shall be entitled to recover from the Tenant all the rental in respect of the Rent-free period.

PART V
USER

The Premises shall be used for office use only ("the Permitted Use") and for no other purposes. No warranty or representation is made by the Landlord or its agents that the Premises can be or are fit to be used for the Permitted Use or any other purpose.

THE THIRD SCHEDULE
PART I
THE RENT

The monthly rent payable for the Term shall be :-
HONG KONG DOLLARS ONE HUNDRED SEVENTY THOUSAND THREE HUNDRED AND THIRTY FIVE ONLY (HK$170,335.00) exclusive of government rent, rates and Management Charges and all other outgoings.

PART II
MANAGEMENT CHARGES

Subject to revisions, the monthly management charges payable for the Term shall be :-
HONG KONG DOLLARS TWENTY FIVE THOUSAND EIGHT HUNDRED AND NINETEEN ONLY (HK$25,819.00).

PART III
THE DEPOSITS

The Deposits shall be DOLLARS EIGHT HUNDRED EIGHTEEN THOUSAND SIX HUNDRED AND SIXTEEN ONLY (HK$818,616.00) HONG KONG CURRENCY which is equivalent to 4 months' rent, 4 months' Management Charges and 4 months' rates :

(a) The Rental Deposit shall be HONG KONG DOLLARS SIX HUNDRED EIGHTY ONE THOUSAND THREE HUNDRED AND FORTY ONLY (HK$681,340.00).
(b) The Management Charges Deposit shall be HONG KONG DOLLARS ONE HUNDRED THREE THOUSAND TWO HUNDRED AND SEVENTY SIX ONLY (HK$103,276.00).
(c) The rates Deposit shall be HONG KONG DOLLARS THIRTY FOUR THOUSAND ONLY (HK$34,000.00).

THE FOURTH SCHEDULE

1. Prior to the commencement of all fitting out works to the Premises, the Tenant shall at the sole cost and expense of the Tenant prepare and submit to the Landlord and the Manager for approval such drawings and specifications as may be required by the Landlord or the Manager of the works intended to be carried out by the Tenant together with schematic sketches showing the Tenant's design and layout proposal (collectively "the Tenant's Plans") and in such form acceptable to the Landlord and the Manager. The Tenant's Plans shall, without limitation :-
   1.1 include detailed drawings, plans and specifications for external design (if any);
   1.2 include detailed drawings, plans and specifications for internal design and layout, and electrical and mechanical fittings and works;
   1.3 include detailed drawings, plans and specifications for all internal partitioning;
   1.4 include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord;
   1.5 include detailed drawings, plans and specifications for electrical and mechanical works for the construction of all interior works;
   1.6 include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services; and
   1.7 comply with all relevant ordinances, regulations, bye-laws, rules and requirements of any governmental or competent authority.
2. 2.1 The Tenant agrees that under no circumstances will any works commence until :-
      2.1.1 the full approval of the Landlord or the Manager in writing has been obtained. The Tenant shall allow for fourteen (14) working days from the request of the Tenant's submission by the Landlord or the Manager, or longer period if the Landlord or the Manager deems to be necessary at its own discretion to approve such submission; and
      2.1.2 the Tenant has complied with all terms and conditions required under the Fit-Out Guide/House Rule (if any).
   2.2 No delays, whether in submitting or re-submitting the Tenant's proposals and plans or in the Landlord's or the Manager's approval of the same or otherwise will entitle the Tenant to any extension of the rent-free period or to any claim for compensation or otherwise.
   2.3 The Term shall commence even though any of the plans, drawings and specifications have not been fully approved by the Landlord or the Manager, or any of the work has not been commenced by the Tenant.
3. The Tenant shall, when submitting the Tenant's Plans to the Landlord or the Manager, also :-
   3.1 deposit with the Landlord a sum of HK$30,000.00 ("the Fitting Out Deposit") to secure the due performance and observance of the Tenant's obligations pursuant to the provisions of this Agreement and to cover temporary electricity costs incurred by the Tenant during the fitting out

period which sum (after the deduction of any losses and damages (if any) suffered by the Landlord and any temporary electricity costs incurred by the Tenant) shall be refunded to the Tenant without interest within fourteen (14) days after the completion of fitting out works; and

3.2 pay to the Landlord or the Manager a vetting fee in the sum of HK$12,910.00 or at such amount as shall from time to time be determined by the Landlord being their costs for considering and approving the Tenant's plans or any modifications on amendments thereof.

4. Notwithstanding anything contained in Part IV of the Second Schedule, the Tenant shall during the fitting out period pay to the Landlord a sum of One Hundred Hong Kong Dollars HK$100 per day to defray the Landlord's sundry expenses incurred by reason of the Tenant's fitting out works carried on the Premises and the Landlord shall be at liberty to deduct any arrears of such payments from the Fitting Out Deposit paid by the Tenant under Clause 3.1 of this Fourth Schedule.

5. In order to enable the building services of the Building to be effectively coordinated and controlled, the Tenant agrees that all electrical wiring and other electrical works and approved alterations to the building services in or for the Premises shall be carried out at the Tenant's sole expense only by an Approved Contractor.

6. 6.1 The Landlord or the Manager (as the case may be) will as soon as practicable consider the Tenant's Plans and may, in the reasonable discretion of the Landlord or the Manager (as the case may be), accept or reject the Tenant's Plans or any part of them as the Landlord or the Manager (as the case may be) think fit.

6.2 The Tenant shall pay and reimburse the Landlord and the Manager the fees, costs and expenses of any mechanical, engineering, structural engineering consultant, architect, surveyor and/or specialist consultant if its or their services are required for considering and approving the Tenant's plans or any modifications or amendments thereof.

6.3 The Tenant shall ensure that all and any works undertaken shall be undertaken only between the hours and on the days and in such manner as may from time to time be reasonably approved by the Landlord or the Manager.

7. The Tenant shall use an Approved Contractor (if any) for all mechanical ventilation and air conditioning, electrical and fire service installation works.

THE FIFTH SCHEDULE
THE LANDLORD'S FIXTURES AND FITTINGS

The Premises was handed over to the Tenant in a "bare shell" condition at the time the Premises was first handed over to the Tenant with the following Landlord's standard provision :-

(a) False ceiling with sprinkler heads and light troughs;
(b) A/C fan coil units; and
(c) Standard carpet.

For avoidance of any doubts, the Tenant is required to reinstate the Premises in a "bare shell" condition (eg. removal of the existing decorations, partition walls, hanging cabinets, desks, carpet (if any), wallpapers (if any) and reinstatement of the false ceiling, air-conditioning and sprinkler systems etc.) at the sole discretion of the Landlord upon expiration or sooner determination of the tenancy.

THE SIXTH SCHEDULE
OPTION TO RENEW

NIL

THE SEVENTH SCHEDULE
THE SPECIALCONDITIONS

This Agreement is subject to the compliance by the Tenant of all the terms and conditions contained in the Existing Tenancy Agreement. In the event the Tenant shall have committed any breach of the terms and conditions of the Existing Tenancy Agreement before the commencement of the Term and fails to rectify such breach after receiving from the Landlord 7 days' written notice or upon the happening of any events which would have entitled the Landlord to forfeit the Existing Tenancy Agreement, then the Landlord shall have the right to forfeit this Agreement and all the deposit paid hereunder without prejudice to the Landlord's right to claim any further damage which the Landlord shall have sustained or may sustain.

ANNEXURE

THIS MEMORANDUM is made the day of

BETWEEN EASE GAIN DEVELOPMENT LIMITED whose registered office is situate at 20th Floor, Nan Fung Tower, 88 Connaught Road C & 173 Des Voeux Road C., Central, Hong Kong (hereinafter called "the Landlord") of the first part and

(hereinafter called "the Tenant") of the second part and

(hereinafter called "the Purchaser") of third part.

WHEREAS

1. By a Tenancy Agreement dated the day of and made between the Landlord and the Tenant (hereinafter called "the Agreement") ALL THAT Room on the Floor, 8 Wyndham Street, Central, Hong Kong (hereinafter called "the said premises") erected and standing on all those pieces or parcels of ground respectively registered in the Land Registry as Inland Lot No.2099, Inland Lot No.2100, Inland Lot No.2101, The Remaining Portion of Inland Lot No.2102, The Remaining Portion of Inland Lot No.2103, The Remaining Portion of Inland Lot No.2104 and The Remaining Portion of Inland Lot No.2105 were let by the Landlord to the Tenant for a term of YEARS commencing from the day of to the day of at the rent and upon the terms and conditions therein more particularly set forth.

2. By an Agreement for Sale and Purchase dated the day of the Landlord agreed to sell to the Purchaser the said premises at the consideration and upon the terms and conditions therein more particularly set forth.

3. The Tenant has at the request of the Landlord and Purchaser agreed to enter into this Memorandum on the terms and conditions hereinafter mentioned.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO as follows

1. The Tenant hereby consents and authorises the Landlord to transfer the sum of HK$ being the deposit held by the Landlord under the Tenancy Agreement (hereinafter called "the said Deposit") (less any amount which may be deducted by the Landlord therefrom pursuant to the terms of the Tenancy Agreement) to the Purchaser upon completion of the sale and purchase of the said premises to be held and retained by the Purchaser as deposit in accordance with the terms of the Tenancy Agreement.

2. The Tenant hereby agrees that upon such transfer of the said Deposit (less any deduction as aforesaid) the Landlord shall be absolutely discharged from the Landlord's

obligation under the Tenancy Agreement to refund the same or any part thereof to the Tenant at the expiration or sooner determination of the said term under the Tenancy Agreement and the Tenant hereby further agrees to waive all the Tenant's rights and claims under the Tenancy Agreement against the Landlord in respect of the said Deposit (less any deduction as aforesaid) upon such transfer being made as aforesaid.

3. The Tenant hereby undertakes and agrees with the Purchaser to observe and perform all the terms and conditions contained in the Tenancy Agreement and on its part to be observed and performed.

4. The Purchaser hereby agrees that the Purchaser will hold and refund the said Deposit (less any deduction as aforesaid) to the Tenant in accordance with the terms of the Tenancy Agreement.

5. Each party shall bear its own legal costs and expenses of and incidental to the preparation and completion of this Memorandum whereas any stamp duty payable on this Memorandum shall be borne by the parties hereto in equal shares.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)
	)(DO NOT SIGN HERE AT THE
for and on behalf of the Landlord	) DATE OF THIS TENANCY
in the presence of/ whose signature:-	) AGREEMENT)
is/are verified by:-	)

SIGNED by	)
	)(DO NOT SIGN HERE AT THE
for and on behalf of the Tenant in the	) DATE OF THIS TENANCY
presence of:-	) AGREEMENT)

SIGNED by	)
	)(DO NOT SIGN HERE AT THE
for and on behalf of the Purchaser	) DATE OF THIS TENANCY
in the presence of :-	) AGREEMENT)

SIGNED by Ho Hoi Ki)
Peh Jefferson Tun Lu)
)
for and on behalf of the Landlord whose)
signature(s) is/are verified by :-)

NGO CHING YEE CLARA
Solicitor, Hong Kong SAR
GUANTAO & CHOW

For and on behalf of
EASE GAIN DEVELOPMENT LIMITED
怡啟發展有限公司
Authorized Signature(s)

SIGNED by CHEN SZE HON JOHNSON)
)
)
for and on behalf of the Tenant in the)
presence of :-)

For and on behalf of
GIRAFFE CAPITAL LIMITED
智富融資有限公司
Authorized Signature(s)

Signature of witness :

Full name : TAI YAU TING

Position : Financial Controller

RECEIVED the day and year first above written)
of and from the Tenant the sum of Dollars)
EIGHT HUNDRED EIGHTEEN THOUSAND)
SIX HUNDRED AND SIXTEEN)
ONLY Hong Kong Currency being the)
deposit money above expressed to be paid by the)
Tenant to the Landlord.)HK$818,616.00

Witness to the signature(s) only:-

NGO CHING YEE CLARA
Solicitor, Hong Kong SAR
GUANTAO & CHOW

For and on behalf of
EASE GAIN DEVELOPMENT LIMITED
怡啟發展有限公司
Authorized Signature(s)



METER RM.
MALE LAV.
SKYLINE LOBBY
FEMALE LAV.
DIS. LAV.
N

Not to Scale
For identification only

3rd Floor, 8 Wyndham Stree, Central, Hong Kong